UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

Tilray Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Madison Avenue, Suite 1900 New York, NY		10065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Tilray, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 10, 2022, Tilray, Inc. (the “Company”) changed its corporate name to Tilray Brands, Inc., pursuant to a second certificate of amendment of the amended and restated certificate of incorporation of the Company filed with the Delaware Secretary of State on January10, 2022 (the “Name Change”).  Pursuant to Delaware law, a shareholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s shareholders. The Company also amended and restated its Bylaws on January 10, 2022, to reflect the Name Change.

A copy of the Company’s Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, with this Current Report on Form 8-K and are incorporated herein by reference. The only change effectuated by the Certificate of Amendment and the Amended and Restated Bylaws is the change of the Company’s corporate name from Tilray, Inc. to Tilray Brands, Inc. in each document.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Tilray, Inc. as of January 10, 2022

3.2	Amended and Restated Bylaws, as of January 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: January 10, 2022	By:	/s/ Mitchell Gendel
Mitchell Gendel Global General Counsel